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                                                                       Exhibit 4

                             BRESLER & REINER, INC.

                          AMENDED AND RESTATED BY-LAWS
                          ----------------------------


                                    ARTICLE I

                                     OFFICES

            Section 1. The registered office shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

            Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

            Section 1. All meetings of the shareholders shall be held at such place within or without the State of Delaware, as may from time to time be fixed or determined by the board of directors. One (1) or more shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other.

            Section 2. An annual meeting of the shareholders shall be held no earlier than ninety (90) days after the fiscal year end and no later than one hundred eighty (180) days after the fiscal year end, at which the shareholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

            Section 3. Special meetings of the shareholders, for any purpose or purposes, including but not limited to the election of new directors, may be called at any time by the chief executive officer, president, a majority of the board of directors, or by the holders of not less than ten percent (10%) of all the shares issued and outstanding and entitled to vote at the particular meeting, upon written request delivered to the secretary of the corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the secretary to call a special meeting of the shareholders to be held at such time, not more than fifteen (15) days thereafter, as the secretary may fix. If the secretary shall neglect to issue such call, the person or persons making the request may issue the call.

            Section 4. Written notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business of the meeting, shall be served upon or mailed, postage prepaid, not less than five
(5) nor more than fifty (50) days prior to the meeting, unless a greater period of notice is required by statute, to each shareholder entitled to vote thereat.

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            Section 5.    The officer having charge of the transfer books for
shares of the corporation shall prepare and make, at least three (3) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each shareholder, which list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

            Section 6. Business transacted at all special meetings of shareholders shall be limited to the purposes stated in the notice.

            Section 7. The holders of fifty-one percent (51%) of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation or by these by-laws. If, however, any meeting of shareholders can not be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors such meeting may be adjourned only from day to day or for such longer periods not exceeding fifteen (15) days each as the holders of a majority of the shares present in person or by proxy shall direct. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

            Section 8. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required in which case such express provisions shall govern and control the decisions of such question.

            Section 9. Each shareholder shall at every meeting of the shareholders be entitled to one (1) vote in person or by proxy for each share having voting power held by such shareholder, but no proxy shall be valid after three (3) years from its date, unless coupled with an interest, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, transferees of shares which are transferred on the books of the corporation within ten (10) days next preceding the date of such meeting shall not be entitled to vote at such meeting.

            Section 10. In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may and, on the request of any shareholder or his/her proxy, shall make such appointment at the meeting. The number of judges shall be one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares present and entitled to vote shall determine

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whether one (1) or three (3) judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of fact found by them, if requested by the chairman of the meeting or any shareholder or his/her proxy. If there be three (3) judges of election the decisions, act or certificate of a majority, shall be effected in all respects as the decision, act or certificate of all.

            Section 11. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the secretary of the corporation.

                                   ARTICLE III

                                    DIRECTORS

            Section 1. The number of directors which shall constitute the whole board shall be not less than three (3) nor more than nine (9). The directors shall be elected at the annual meeting of the shareholders except as provided in Section 2 of this article, and each director shall serve at the pleasure of the shareholders. Directors need not be shareholders.

            Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining members of the board (or by a solo director if only one remains), though less than a quorum and each person so elected shall be a director until his/her successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto. Any shareholder or shareholders holding at least ten percent (10%) of all the shares issued and outstanding may call for a special meeting of the shareholders for the purpose of removing any or all of the directors and/or electing new directors.

            Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised and done by the shareholders.


                       MEETINGS OF THE BOARD OF DIRECTORS

            Section 5. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware. One (1) or more directors may participate in a meeting of the board or of a committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

            Section 6. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the shareholders at the meeting at which such directors

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were elected and no notice of such meeting shall be necessary in order legally to constitute the meeting, provided a majority of the whole board shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for such meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

            Section 7.    Regular meetings of the board of directors may be held
(i) at such time and at such place as shall from time to time be determined by resolution of at least a majority of the board at a duly convened meeting, or
(ii) as specified in a written notice given by any officer to the Directors at least five (5) days prior to the date of such meeting.

            Section 8. Special meetings of the board of directors may be held at such time and at such place as may be specified in a written notice given by any officer at least three (3) days prior to such meeting.

            Section 9. At all meetings of the board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors, except as may be otherwise specifically provided by the statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            Section 10. If all the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the board of directors.

                                   COMMITTEES

            Section 11. The board of directors may, by resolution adopted by a majority of the whole board, designate one (1) or more committees. Each committee shall consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in such resolution or in these by-laws, shall have and exercise the authority of the board of directors in the management of the business and affairs of the corporation. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint another director to act at the meeting in the place of any such absent or disqualified member. The committees shall keep regular minutes of the proceedings and report the same to the board when required.

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                            COMPENSATION OF DIRECTORS

            Section 12. Directors as such shall not receive any stated salary for their services but, by resolution of the board, a fixed sum, and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board or at meetings of the executive committee; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                     NOTICES

            Section 1. Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed, postage prepaid. Notice to directors may also be given by telegram.

            Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

            Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer, a president, a chief operating officer, a secretary and a treasurer. The board of directors may also choose one (1) or more vice-presidents and one (1) or more assistant secretaries and assistant treasurers. Any number of the aforesaid offices may be held by the same person.

            Section 2. The board of directors, immediately after each annual meeting of shareholders, shall elect a chief executive officer and a president, both or either of whom may, but need not be a director, and the board shall also annually choose a secretary and a treasurer who need not be members of the board.

            Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

            Section 4. The salaries of all officers of the corporation shall be fixed by the board of directors.

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            Section 5.    The officers of the corporation shall hold office
until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.


                           THE CHIEF EXECUTIVE OFFICER

            Section 6. The chief executive officer shall be the chief executive officer of corporation and the chairman of the board of directors, and shall have full power and authority over the business and affairs of corporation. The chief executive officer is authorized to execute contracts, notes, deeds of trust and other documents on behalf of corporation, which authority he may delegate to other officers in his sole discretion.

                                  THE PRESIDENT

            Section 7. The president shall have the power and authority generally conferred upon the president of a corporation, and shall perform such other duties and have such other powers as the board of directors and/or the chief executive officer may from time to time prescribe. In the absence or disability of the chief executive officer, the president shall temporarily act as the chief executive officer of the corporation. The president is authorized to execute contracts, notes, deeds of trust and other documents on behalf of the corporation.

                           THE CHIEF OPERATING OFFICER

            Section 8. The chief operating officer shall be the chief operating officer of the corporation, shall have general and active management of the operations of the corporation and shall see that all orders and directions of the chief executive officer and president are carried into effect. The chief operating officer shall report to the chief executive officer. The chief operating officer is authorized to execute contracts, notes, deeds of trust and other documents on behalf of the corporation.

                               THE VICE-PRESIDENTS

            Section 9. The vice-president, if one (1), or if there shall be more than one (1), the vice-presidents, in the order determined by the board of directors, shall, in the absence or disability of the chief executive officer, president and chief operating officer, perform the duties and exercise the powers of the chief executive officer, and shall perform such other duties and have such other powers as the board of directors and/or the chief executive officer may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

            Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the executive committee when required. The secretary shall give, or cause to be given, notice of all

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meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may prescribe by the board of directors and/or the president, under whose supervision the secretary shall be. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the chief executive officer, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the secretary's signature or by the signature of an assistant secretary.

            Section 11. The assistant secretary, if one (1), or if there be more than one (1), the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform such other duties and have such other powers as the board of directors and/or the chief executive officer may from time to time prescribe.

                      THE TREASURER AND ASSISTANT TREASURER

            Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may designate by chief executive officer or the board of directors.

            Section 13. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, at its regular meetings, or when the chief executive officer or board of directors so requires, an account of all the treasurer's transactions as treasurer and of the financial condition of the corporation.

            Section 14. If required by chief executive officer or the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of the treasurer and for the restoration to the corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers money and other property of whatever kind in the treasurer's possession or under the treasurer's control belonging to the corporation.

            Section 15. The assistant treasurer, if one (1), or if there shall be more than one (1), the assistant treasurers, in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors and/or the chief executive officer may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES OF SHARES

            Section 1. The certificates of shares of the corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder

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and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be. If more than one (1) class of shares is authorized, the certificate shall state that the corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and the variations thereof between the shares of each series, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

            Section 2. Every share certificate shall be signed by the chief executive officer and the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall be sealed with the corporate seal which may be facsimile, engraved or printed.

                                LOST CERTIFICATES

            Section 3. The board of directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken. When authorizing the issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken, certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.

                               TRANSFERS OF SHARES

            Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer shall be made in a manner inconsistent with the provisions of Article VIII of the Delaware Uniform Commercial Code and its amendments and supplements.

                            CLOSING OF TRANSFER BOOKS

            Section 5. The board of directors may fix a time, not more than fifty (50) days prior to the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the

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books of the corporation after any record date so fixed. The board of directors may close the books of the corporation against transfers of shares during the whole or any part of such period and in such case written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by the shareholder to the corporation for the purpose of notice.

                             REGISTERED SHAREHOLDERS

            Section 6. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

            Section 1. Dividends upon the shares of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its shares, subject to the provisions of the certificate of incorporation.

            Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                        FINANCIAL REPORT TO SHAREHOLDERS

            Section 3. The directors shall not be required to send, or cause to be sent, to the shareholders, a financial report as of the closing date of the preceding fiscal year.

                                     CHECKS

            Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other persons or persons as the board of directors may from time to time designate.

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                                   FISCAL YEAR

            Section 5. The fiscal year of the corporation shall be determined by the board of directors.

                                 CORPORATE SEAL

            Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE VIII

                  INDEMNIFICATION OF DIRECTORS, OFFICERS, ETC.

            Section 1. Each person who at any time is or shall have been a director or officer of the corporation or any its subsidiaries, or is or shall otherwise have been serving at the written request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and the heirs, executors and administrators of each such person, shall be indemnified by the corporation in accordance with and to the fullest extent permitted by the Delaware General Corporation Law as in effect at the time of the adoption of these by-laws or as amended from time to time. The foregoing right of indemnification shall not be deemed exclusive of other rights to which any director, officer, employee, agent or other person may be entitled in any capacity as a matter of law or under any by-law, agreement, vote of stockholders or directors, or otherwise. The corporation may purchase and maintain insurance on behalf of any person to the fullest extent permitted by the Delaware General Corporation Law as in effect at the time of the adoption of these by-laws or as amended from time to time.

            Section 2. Reasonable expenses incurred by a director or officer who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding and without the determination required by the Delaware General Corporation Law, after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under the Delaware General Corporation Law and a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director or officer against expenses incurred by him in connection with that proceeding is prohibited by the Delaware General Corporation Law. The written undertaking must be an unlimited general obligation of the director or officer but need not be secured. It may be accepted without reference to financial ability to make repayment.

            Section 3. Any indemnification of or advance of expenses to a director in accordance with this article shall be reported in writing to the shareholders with or before notice or waiver of notice of the next shareholders' meeting or with or before the next submission to the shareholders

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of a consent to action without a meeting, and, in any case, within the twelve
(12) month period immediately following the date of indemnification or advance.


                                   ARTICLE IX

                                   AMENDMENTS

            Section 1. These by-laws may be altered, amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose or by a unanimous consent in writing of the shareholders, or by a majority vote of the members of the board of directors at any regular or special meeting duly convened after notice to the directors of that purpose or by a unanimous consent in writing of the directors, subject always to the power of the shareholders to change such action by the directors.










                                              Approved by the Board of Directors
                                              on 13th day of November, 2001.




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